BUNKER HILL

June 26, 2020

Placer Mining Corporation
1 Mine Road
Kellogg, Idaho 83837

P.O. Box 29
Kellogg, ID 83837

James McMillan PLLC
415 7th Street #7
Wallace, Idaho 83873

***Copy Sent Via U.S. Mail and Email to:***
***David Kreideman, President***

***Copy Sent U.S. Mail and Email to:***
***James McMillan, Esq.,***
***Attorney at Law, PLLC***

***Delivered in Person to Mr. David Kreideman***

***Preliminary Notice of Intent to either Exercise the Extension to Lease with Option to Purchase for the Bunker Hill Mine <u>OR</u> Exercise the Purchase Option of the Bunker Hill Mine***

Dear Dave:

Bunker Hill Mining Corp. is providing this notice to you indicating that no later than 5 PM Pacific Daylight Time on July 1, 2020 we shall hand deliver to you as well as provide a copy via email and U.S. Mail notice of our intent to either:

1) Exercise the Purchase Option for the Bunker Hill Mine per the terms of the lease; or
2) Exercise the Lease Extension Option to extend the existing lease for an additional six-month term to begin August 1, 2020 and extend until January 31, 2021.

Your acknowledgment below indicates that providing the notice as described above constitutes and satisfies the 30-day notice requirement for either the lease extension or purchase exercise as required by the lease agreement and amendments thereto.

Sincerely,

Sam Ash, President
Bunker Hill Mining Corp.

[redacted]

**Acknowledged and Agreed,**

David Kreideman, President
Placer Mining Corp.

[redacted]

Date: 6-26-20